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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2002

                             FORCE 10 TRADING, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)


                          11781 South Lone Peak Parkway
                              Suite 230, Draper, UT
                              ---------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (801) 619-3500
               Registrant's Telephone Number, Including Area Code


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Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

            On February 8, 2002, pursuant to the approval of the Board of Directors of Force 10 Trading, Inc., formerly known as Petrex Corporation ("Force 10"), Force 10 replaced the accounting firm of Bryant & Welborn, L.L.P. as its independent auditors. Bryant & Welborn, L.L.P. previously issued on June 26, 2001, their report on the accompanying balance sheets of Petrex Corporation as of March 31, 2001 and 2000, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended.

         Bryant & Welborn, L.L.P., in their report on Force 10's financial statements for the years ended March 31, 2001 and 2000, stated that there was substantial doubt about Force 10's ability to continue as a going concern because the company incurred a net loss of $22,064 and $7,013 during the years ended March 31, 2001 and 2000 and had no source of revenues. The financial statements did not include any adjustments from this uncertainty. Their report did not contain any other adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

         There were no disagreements with Bryant & Welborn, L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the period from March 31, 2001 to the date of their dismissal.

         On February 8, 2002, Force 10 engaged the accounting firm of McKennon, Wilson & Morgan LLP located in Irvine, CA perform its annual audit for the year ended March 31, 2002. Force 10 had previously retained McKennon, Wilson & Morgan LLP in connection with the merger of Force 10 into Petrex Corporation. The merger was reported on a Form 8-K filed with the SEC on November 7, 2001 and amended January 17, 2002. The decision to change auditors on February 8, 2002 is a result of the change in management as a result of the merger.

                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 14, 2002                  Force 10 Trading, Inc.

                                            By:  /s/ Jon H. Marple
                                                 --------------------
                                            Name:    Jon H. Marple
                                            Title:   President